CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1/A of our report dated April 19, 2016 with respect to the audited financial statements of Asia Training Institute, Inc. as of November 30, 2015 and the period from November 10, 2015 (inception) to November 30, 2015.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

May 25, 2016